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                                                                   Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. __________) of our reports dated October 31, 1995, on our audit of the financial statements of EyeCorp, Inc. - Baker Acquisition Practice; dated January 12, 1996, on our audit of the financial statements of the EyeCorp, Inc. - Coleman Acquisition Practice; dated November 16, 1995, on our audit of the combined financial statements of EyeCorp, Inc. - Eggleston Acquisition Practice; dated October 23, 1995, on our audit of the combined financial statements of the EyeCorp Inc. - Gordon Acquisition Practice; dated October 20, 1995, on our audits of the combined financial statements of the EyeCorp, Inc. - Post Acquisition Practice; dated November 3, 1995, on our audit of the financial statements of the EyeCorp, Inc. - Southern Eye Center Acquisition Practice; dated October 24, 1995, on our audit of the financial statements of the EyeCorp, Inc. - Selected Acquisition Practices. We also consent to the reference to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.
Memphis, Tennessee
September 9, 1996